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                                                                     EXHIBIT 3.6

                            ARTICLES OF INCORPORATION

                                       OF

                          MONTEREY COLOR SYSTEMS, INC.

                                ARTICLE ONE: NAME

    The name of this corporation is: Monterey Color Systems, Inc.

                              ARTICLE TWO: PURPOSE

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                ARTICLE THREE: LIMITATION OF DIRECTORS' LIABILITY

    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                          ARTICLE FOUR: INDEMNIFICATION

    This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code.

                         ARTICLE FIVE: AUTHORIZED SHARES

    The total number of shares which this corporation is authorized to issue is 1,000 shares, all of the same class, designated "Common Stock."

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                         ARTICLE SIX: AGENT FOR SERVICE

    The name and address in the State of California of this corporation's initial agent for service of process is Larry C. Jones, 3201 South Susan Street, Santa Ana, California 92704.

    IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on November 23, 1992.

                                                  /s/ Lynn Freeman-Massey
                                                  -----------------------------
                                                  Lynn Freeman-Massey

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